UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2016

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant’s Telephone Number, including area code:  (432) 682-6324

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 — Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

On July 22, 2016, Clayton Williams Energy, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with the purchasers identified therein (the “Purchasers”), pursuant to which the Company agreed to issue to the Purchasers, and the Purchasers agreed to purchase from the Company, an aggregate of 5,051,100 shares (the “Purchased Shares”) of the Company’s common stock, $0.10 par value per share (the “Common Stock”), at a price of approximately $29.70 per share. The Purchased Shares will be issued in a private placement (the “Private Placement”) exempt from the registration requirements under the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(a)(2) and/or Rule 506 promulgated thereunder.

The Purchasers are each an affiliate of, or a fund managed by, Ares Management LLC (“Ares”). Pursuant to a Schedule 13D filed by Ares with the Securities and Exchange Commission (the “SEC”) on June 28, 2016, Ares is a beneficial owner of 22.8% of the Common Stock of the Company, including warrants to purchase an aggregate of up to 2,251,364 shares of Common Stock (the “Warrants”). Affiliates of Ares are also the sole holders (the “Holders”) of the Special Voting Preferred Stock of the Company (the “Special Voting Preferred Stock”). Pursuant to the Certificate of Designation of the Special Voting Preferred Stock filed with the Secretary of State of the State of Delaware on March 15, 2016 (the “Certificate of Designation”), the Holders have the right to elect two directors (the “Preferred Directors”) to the Board of Directors of the Company (the “Board”), subject to reductions based on the number of unexercised Warrants held by the Holders.

The Private Placement was approved by the Board on July 22, 2016, upon the recommendation of a Transaction Committee of the Board, which was established by the Board for purposes of negotiating, determining the advisability of and recommending approval of the Private Placement to the Board, and was comprised solely of independent directors.  Following approval by the Board, on July 22, 2016, (a) Clayton W. Williams, Jr., the Chief Executive Officer of the Company and certain related entities, (b) The Williams Children’s’ Partnership, Ltd., a partnership of which Mr. Williams’ adult children are the limited partners and Mel G. Riggs, the President of the Company, is the sole general partner, and (c) Mr. Riggs, who together hold a majority of the issued and outstanding shares of Common Stock, approved by written consent in lieu of a meeting of shareholders the issuance of the Purchased Shares, as required by Rule 312 of the New York Stock Exchange Listed Company Manual (the “Shareholder Approval”). The Company will prepare and file with the SEC an information statement (the “Information Statement”) that will provide additional information concerning the Private Placement and mail it to stockholders when completed.

The closing of the Private Placement (the “Closing”), which the Company expects to occur in the third quarter of 2016, is subject to certain conditions, including, among others, (1) clearance by the SEC of the Information Statement, (2) expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (3) authorization by the New York Stock Exchange of listing of the Purchased Shares.

The aggregate purchase price payable by the Purchasers at the Closing with respect to the Purchased Shares is $150,000,000. The Company intends to use the net proceeds received from the Private Placement for general corporate purposes, which may include the tender for, or redemption, defeasance or discharge of, a portion of the Company’s 7.75% Senior Notes due 2019.

The Purchase Agreement contains customary representations, warranties and covenants of the Company and the Purchasers, and the parties have agreed to indemnify each other against certain losses resulting from breaches of their respective representations, warranties and covenants.

The Purchase Agreement may be terminated under certain circumstances, including (i) if a statute, rule, order, decree or regulation is enacted that permanently prohibits the consummation of the transactions contemplated by the Purchase Agreement, or (ii) if the Closing has not occurred by October 20, 2016.

This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities. The Purchased Shares have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act or applicable state securities laws.

The foregoing description of the Purchase Agreement is only a summary of, and is qualified in its entirety by reference to, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Stockholder Agreement

In connection with the Closing, the Company will enter into a Stockholder Agreement with Ares, on behalf of the Purchasers, pursuant to which the parties will agree to certain corporate governance matters to be effective as of the Closing, including (1) the right of the Purchasers to designate one director nominee for election to the Board, subject to approval by the Nominating and Governance Committee of the Board from and after the Closing, (2) a limitation on the aggregate number of shares of Common Stock that Ares, the Purchasers and their controlled affiliates (collectively, the “Stockholder Group”) may beneficially own, which may not exceed 45% of the outstanding Common Stock (calculated on a fully-diluted basis) (the “Ownership Cap”) and (3) procedures for reviewing and approving future material related party transactions, if any, between the Company and any member of the Stockholder Group.

The Stockholder Agreement will terminate under certain circumstances, including at such time as the Stockholder Group no longer beneficially owns 30% of the outstanding Common Stock (calculated on a fully-diluted basis). However, the Ownership Cap will survive any termination of the Stockholder Agreement until such time as (1)(a) the Stockholder Group ceases to own at least 20% of the outstanding Common Stock (calculated on a fully-diluted basis), and (b) the Credit Agreement (as defined below) has been terminated or no amounts are otherwise owed or outstanding to Ares or its affiliates under the Credit Agreement or (2) the Company files for bankruptcy.

The foregoing description of the Stockholder Agreement is only a summary of, and is qualified in its entirety by reference to, the full text of the Form of Stockholder Agreement, a copy of which is filed as Exhibit A to Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Amendment No. 2 to Credit Agreement

On July 22, 2016, the Company entered into an Amendment No. 2 to Credit Agreement (the “Term Loan Amendment”), pursuant to which the Credit Agreement, dated as of March 8, 2016 (the “Credit Agreement”) among the Company, certain subsidiaries of the Company, as Guarantors, the Lenders party thereto and Wilmington Trust, National Association, as Administrative Agent, will be amended, effective at the Closing, upon the satisfaction of certain conditions, including the issuance of the Purchased Shares as contemplated by the Purchase Agreement.

Upon the effectiveness of the Term Loan Amendment, the Term Loan Amendment will, among other things, (i) provide exceptions to the consent and mandatory prepayment provisions under the Credit Agreement for certain asset sales and (ii) increase the basket for permitted prepayments, repurchases, redemptions, defeasances or discharges of the Company’s senior notes by the amount of the funds raised by the Private Placement, future equity raises and certain asset sales.

The foregoing description of the Term Loan Amendment is only a summary of, and is qualified in its entirety by reference to, the full text of the Term Loan Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Term Loan Amendment set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 3.02 — Unregistered Sales of Equity Securities.

The information relating to the Common Stock Purchase Agreement set forth under Item 1.01 is incorporated into this Item 3.02 by reference.

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Succession Plans for Michael L. Pollard, Senior Vice President and Chief Financial Officer

On July 25, 2016, the Company announced that the Company is seeking a successor to Michael L. Pollard, Senior Vice President and Chief Financial Officer of the Company.  Mr. Pollard has notified the Company of his desire to step down as Chief Financial Officer upon the employment of his successor.

Appointment of Directors

On July 22, 2016, the Holders of the Special Voting Preferred Stock reappointed Nathan W. Walton and P. Scott Martin to the Board as the Preferred Directors in accordance with the Certificate of Designation. On July 22, 2016, the Board ratified the appointment by the Holders of Nathan W. Walton and P. Scott Martin to the Board as the Preferred Directors.

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 22, 2016, the Board approved amendments to the Corporate Bylaws of the Company (as amended, the “Bylaws”), pursuant to which Article 3 of the Bylaws was amended to allow the Board to increase or decrease the authorized number of directors on the Board from time to time exclusively by resolution of the Board without the necessity of a written amendment to the Bylaws. In addition, a new Article 9 of the Bylaws was added to designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain disputes relating to the Company, unless the Company consents in writing to the selection of an alternative forum.

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 7.01 — Regulation FD Disclosure.

On July 25, 2016, the Company issued a press release announcing the transactions described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. This information, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities of that section.

Item 9.01 — Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.1	Corporate Bylaws of Clayton Williams Energy, Inc., as amended through July 22, 2016.

10.1	Common Stock Purchase Agreement by and between the Company and the Purchasers named on Schedule A thereto, dated as of July 22, 2016.

10.2

Amendment No. 2 to Credit Agreement by and among the Company, as Borrower, certain subsidiaries of the Company, as Guarantors, the Lenders party thereto and Wilmington Trust, National Association, as Administrative Agent, dated as of July 22, 2016.

99.1	Press Release, dated as of July 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Dated: July 25, 2016	By:	/s/ Mel G. Riggs
Mel G. Riggs
President

Dated: July 25, 2016	By:	/s/ Michael L. Pollard
Michael L. Pollard
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Corporate Bylaws of Clayton Williams Energy, Inc., as amended through July 22, 2016.

10.1	Common Stock Purchase Agreement by and between the Company and the Purchasers named on Schedule A thereto, dated as of July 22, 2016.

10.2

Amendment No. 2 to Credit Agreement by and among the Company, as Borrower, certain subsidiaries of the Company, as Guarantors, the Lenders party thereto and Wilmington Trust, National Association, as Administrative Agent, dated as of July 22, 2016.

99.1	Press Release, dated as of July 25, 2016.